Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arthur J. Gallagher & Co. (Gallagher) of our reports dated February 8, 2006, on the consolidated financial statements and on internal control over financial reporting, included in Gallagher’s 2005 Annual Report to Stockholders.

Our audits also included the consolidated financial statement schedule of Gallagher listed in Item 15(2)(a). This schedule is the responsibility of Gallagher’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-604 and Form S-8, No. 33-14625) pertaining to the Arthur J. Gallagher & Co. Incentive and United Kingdom Incentive Plans, in the Registration Statements (Form S-8, No. 33-24251, Form S-8, No. 33-38031 and Form S-8, No. 333-57155) pertaining to the Arthur J. Gallagher & Co. 1988 Incentive and 1988 Nonqualified Stock Option Plans, in the Registration Statement (Form S-8, No. 33-30816) pertaining to the Arthur J. Gallagher & Co. Non-Employee Directors’ Stock Option Plan, in the Registration Statements (Form S-8, No. 33-64614 and Form S-8, No. 33-80648) pertaining to the Arthur J. Gallagher & Co. 1988 Incentive, 1988 Nonqualified, and Non-Employee Directors’ Stock Option Plans, in the Registration Statements (Form S-8, No. 333-06359, Form S-8, No. 333-40000, Form S-8, No. 333-87320 and Form S-8, No. 333-106535) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors’ Stock Option Plans, in the Registration Statement (Form S-8, No. 333-62930) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors’ Stock Option Plans and the Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan, in the Registration Statement (Form S-8, No. 333-106534) pertaining to the Arthur J. Gallagher & Co. Employee Stock Purchase Plan, in the Registration Statement (Form S-8, No. 333-106539) pertaining to the Arthur J. Gallagher & Co. Restricted Stock Plan, in the Registration Statements (Form S-3, No. 333-84139, Form S-4, No. 333-55254, Form S-4, No. 333-75197 and Form S-4, No. 333-84896), and in the related Prospectuses, of our reports dated February 8, 2006 with respect to internal control over financial reporting and the consolidated financial statements of Gallagher incorporated by reference herein, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

February 8, 2006